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For Immediate Release

For Details, Contact:

Sara Britton
Public Relations
click2learn.com
(425) 637-5872
sara.britton@click2learn.com

Jeff Howlett
Investor Relations
click2learn.com, inc.
(425) 637-1514
jeff.howlett@click2learn.com

click2learn Announces Private Placement

BELLEVUE, WA—December 14, 2000—click2learn.com, inc. (Nasdaq: CLKS), the leading integrated solution provider in the corporate e-learning market, has completed a follow-on $5 million private placement with Marshall Capital Management, an affiliate of Credit Suisse First Boston. Marshall Capital Management has been an investor in click2learn since October 1999.

The investment was made at a price of $12.175 per share of common stock, resulting in the issuance of 410,678 shares and also includes warrants to purchase additional shares on certain terms and conditions described therein. The funds will be used by the company for various strategic initiatives, including extending its e-learning network to Europe.

click2learn has filed a Form 8-K and a Registration Statement on Form S-3 with the Securities and Exchange Commission that set forth additional details of the investment. The 8-K and S-3 are available via the SEC's website at www.sec.gov.

About click2learn.com, Inc.

click2learn.com (NASDAQ: CLKS) provides an open e-Learning network consisting of e-Learning content, learning management, and authoring and publishing tools. By developing a powerful and full-featured outsourced platform for e-Learning, and partnering with market-leading content publishers, click2learn.com provides customers with an Application Service Provider (ASP) model that gives organizations instant access to a vast and constantly improving e-Learning Network. Customers can access thousands of courses and use browser-based publishing and learning management tools through a custom-configured site that looks and feels like the organization's intranet, and have access to click2learn.com's expert development group using the Rapid e-Learning Development System (ReDS) to develop custom content for distribution on the network.

In addition to an outsourced solution, click2learn.com is a leader in providing internal e-Learning implementations. The click2learn.com enterprise e-Learning initiatives includes the market-leading Ingenium total learning management solution, and the acclaimed ToolBookII Instructor and Assistant authoring tools. Each solution is augmented by one of the industry's largest professional services groups, including award-winning custom content development, strategic consulting, and integration services. For more information on click2learn.com e-Learning solutions, call (800) 448-6543 or (425) 462-0501. Visit click2learn.com at www.click2learn.com or visit the e-Learning portal at www.click2learn.com/c21.

This announcement contains forward-looking statements that involve risks and uncertainties, including information contained in this document where statements are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates" or similar expressions. For such statements, The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward- looking statements include market acceptance of internet based training and the click2learn.com learning portal, the ability to successfully implement click2learn.com virtual universities and strategic relationships with content providers and other web-based companies, the ability of those relationships to result in increased users and increased revenues and the risk factors set forth in filings The Company has made with the SEC.

click2learn.com, click2learn.publisher, click2learn.author, click2learn.manager, Ingenium, ToolBookII Instructor and ToolBookII Assistant are trademarks of click2learn.com, inc. All other company and/or product names are the property of their respective owners.

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click2learn Announces Private Placement
  About click2learn.com, Inc.